EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Lightbridge Strengthens Board of Directors with the Appointment of Sherri Goodman as a New Independent Director

•	Sherri Goodman is a Globally Recognized National Security Expert and Former Defense Department Official in Environmental Security
•	Will Chair Lightbridge’s Newly Formed Energy Security and National Security Committee

RESTON, Va., April 3, 2023 (GLOBE NEWSWIRE) – Lightbridge Corporation (Nasdaq: LTBR), an advanced nuclear fuel technology company, today announced the appointment of Sherri Goodman as a new independent director to Lightbridge's Board of Directors. Ms. Goodman will chair the newly constituted Energy Security and National Security Committee.

Ms. Goodman is an experienced leader, senior executive, lawyer, and director focused on national security, climate change, energy, science, and the environment. Ms. Goodman is credited with educating a generation of U.S. military and government officials about the nexus between climate change and national security, using her famous coinage, “threat multiplier,” to fundamentally reshape the national discourse on the topic. Ms. Goodman serves as Secretary General of the International Military Council on Climate & Security and as Chair of the Energy and Homeland Security External Advisory Board of Sandia National Laboratories. A former first Deputy Undersecretary of Defense (Environmental Security) and staff member on the Senate Armed Services Committee, Ms. Goodman has founded, led, or advised nearly a dozen research organizations on environmental and energy matters, national security, and public policy.

“We are pleased to welcome Sherri Goodman to the Lightbridge Board,” commented Seth Grae, President and CEO of Lightbridge. “As a highly respected leader in the fields of national security, energy, and environment across the public and private sectors, she will strengthen our Board’s depth of expertise and diversity of thought. A continuing priority for Lightbridge is ensuring we have the right Board to guide the Company’s strategy and oversee our ambitious goals of fueling nuclear energy’s future.”

“In addition, we are pleased to announce the formation of our Energy Security and National Security Committee, which reflects our view that nuclear power plays a central role in energy security and national security worldwide, which will be an integral part of our long-term commercial strategy. The Energy Security and National Security Committee will assist the Board in providing deeper insights into how energy supply choices affect national security. These issues include energy supply disruptions, price volatility, reliance on mining in other countries, and geopolitical conflicts that threaten economic, political, and social stability, defense capabilities, and other relevant and material issues to Lightbridge,” concluded Mr. Grae.

Commenting on her appointment, Ms. Goodman stated, “I am glad to join Lightbridge’s Board of Directors during such an exciting time for the Company. I have admired Lightbridge’s approach to partnering with the private and public sectors to advance its fuel development efforts across government, industry, and academia. I am gratified to lend my expertise to the Board and management of Lightbridge, and I look forward to partnering with the Board and the leadership team to continue revolutionizing nuclear fuel.”

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About Sherri Goodman

Sherri Goodman serves as Vice-Chair of the U.S. Secretary of State’s International Security Advisory Board (ISAB) and on the EXIM Bank's Council on Climate. She is also the Secretary General of the International Military Council on Climate & Security (IMCCS), representing over 40 military and national security organizations addressing the security risks of a changing climate. She is credited with educating a generation of U.S. military and government officials about the nexus between climate change and national security, using her famous coinage, “threat multiplier,” to fundamentally reshape the national discourse on the topic. She is a Senior Fellow at the Woodrow Wilson International Center’s Polar Institute and Environmental Change & Security Program and a Senior Strategist at the Center for Climate & Security.

Ms. Goodman chairs the Council on Strategic Risks Board and the External Advisory Board on Energy and Homeland Security for Sandia National Laboratories.  She serves on the Climate Council of the US EXIM Bank and the National Academies Advisory Board of the U.S. Global Change Research Program.  She serves as a U.S. Board Director for the SSA operated by Schneider Electric Building Critical Systems, Inc.  Ms. Goodman is a Board Director of the Atlantic Council and a Life Member of the Council on Foreign Relations.

Ms. Goodman served as the first Deputy Undersecretary of Defense (Environmental Security) (1993-2001), responsible for environmental, energy, safety, and occupational health for the U.S. Department of Defense.  Ms. Goodman established the Department's first environmental, safety, and health performance metrics and led its energy, environmental, and natural resource conservation programs. Overseeing the President’s plan for revitalizing base closure communities, she ensured that 80% of the property became available for transfer and reuse. She led the Secretary of Defense’s Arctic Military Environmental Cooperation program, which developed a container for storage of spent nuclear fuel for liquid waste from Russian nuclear submarines. Ms. Goodman served on the Senate Armed Services Committee staff, overseeing the Department of Energy’s nuclear weapons complex, including research and development of nuclear materials and national labs and environmental cleanup and management.  She has practiced law at Goodwin Procter as a litigator and environmental attorney and has worked at RAND and SAIC.

Ms. Goodman has received numerous honors and awards, including an Honorary Doctorate from Amherst College in 2018, the Department of Defense Distinguished Service Award in 1998 and 2001, the Gold Medal Award from the National Defense Industrial Organization in 1996, and the Environmental Protection Agency’s Climate Change Award in 2000. A graduate of Amherst College, she has degrees from Harvard Law School and Harvard Kennedy School.

About Lightbridge Corporation

Lightbridge Corporation (NASDAQ: LTBR) is focused on developing advanced nuclear fuel technology essential for delivering abundant, zero-emission, clean energy and providing energy security to the world. The Company is developing Lightbridge Fuel™, a proprietary next-generation nuclear fuel technology for existing light water reactors and pressurized heavy water reactors, significantly enhancing reactor safety, economics, and proliferation resistance. The Company is also developing Lightbridge Fuel for new Small Modular Reactors (SMRs) to bring the same benefits plus load-following with renewables on a zero-carbon electric grid. Lightbridge has secured a long-term strategic partnership with Idaho National Laboratory (INL), the United States' lead nuclear energy research and development laboratory, in collaboration with the U.S. Department of Energy (DOE). DOE’s Gateway for Accelerated Innovation in Nuclear (GAIN) program has twice awarded Lightbridge to support the development of Lightbridge Fuel. An extensive worldwide patent portfolio backs Lightbridge’s innovative fuel technology. Lightbridge is included in the Russell Microcap® Index. For more information, please visit www.ltbridge.com.

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Forward Looking Statements

With the exception of historical matters, the matters discussed herein are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the anticipated benefits of Lightbridge Fuel™ in existing light water reactors, pressurized heavy water reactors and SMRs. These statements are based on current expectations on the date of this news release and involve a number of risks and uncertainties that may cause actual results to differ significantly from such estimates. The risks include, but are not limited to: the Company’s ability to commercialize its nuclear fuel technology; the degree of market adoption of the Company's product and service offerings; the Company’s ability to fund general corporate overhead and outside research and development costs; market competition; our ability to attract and retain qualified employees; dependence on strategic partners; demand for fuel for nuclear reactors; the Company's ability to manage its business effectively in a rapidly evolving market; the availability of nuclear test reactors and the risks associated with unexpected changes in the Company’s fuel development timeline; the increased costs associated with metallization of our nuclear fuel; public perception of nuclear energy generally; changes in the political environment; risks associated with war in Europe; changes in the laws, rules and regulations governing the Company’s business; development and utilization of, and challenges to, our intellectual property; risks associated with potential shareholder activism; potential and contingent liabilities; as well as other factors described in Lightbridge's filings with the Securities and Exchange Commission. Lightbridge does not assume any obligation to update or revise any such forward-looking statements, whether as the result of new developments or otherwise, except as required by law. Readers are cautioned not to put undue reliance on forward-looking statements.

A further description of risks and uncertainties can be found in Lightbridge’s Annual Report on Form 10-K for the fiscal year ended December 31st, 2022 and in its other filings with the Securities and Exchange Commission, including in the sections thereof captioned “Risk Factors” and “Forward-Looking Statements”, all of which are available at http://www.sec.gov/ and www.ltbridge.com.

Investor Relations Contact:

Matthew Abenante, IRC

Director of Investor Relations

Tel: +1 (646) 828-8710

ir@ltbridge.com

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